UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
February 11, 2009

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1515 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 below is incorporated herein by reference.

Item 3.02.                      Unregistered Sales of Equity Securities

On February 11, 2009, First Mid-Illinois Bancshares, Inc. (the “Company”) accepted from certain accredited investors, including directors, executive officers, and certain major customers and holders of the Company's common stock (collectively, the “Investors”), subscriptions for the purchase of $24,635,000, in the aggregate, of a newly authorized series of preferred stock  designated as Series B 9% Non-Cumulative Perpetual Convertible Preferred Stock (the “Series B Preferred Stock”) of the Company.  As of February 11, 2009, $22,635,000 of the Series B Preferred Stock had been issued and sold by the Company to certain Investors.  The balance of the Series B Preferred Stock will be issued to the remaining Investors upon the completion of the bank regulatory process applicable to their purchases.

The Company filed the Certificate of Designations for the Series B Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware on February 11, 2009, which sets forth the preferences, limitations, voting powers and relative rights of the Series B Preferred Stock, and is attached hereto as Exhibit 4.1.  The Series B Preferred Stock has an issue price of $5,000 per share and no par value per share.  The Series B Preferred Stock was issued in a private placement exempt from registration pursuant to Regulation D of the Securities Act of 1933, as amended.

The Series B Preferred Stock pays non-cumulative dividends semiannually in arrears, when, as and if authorized by the Board of Directors of the Company, at a rate of 9% per year.  Holders of the Series B Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Series B Preferred Stock and certain other matters.  In addition, if dividends on the Series B Preferred Stock are not paid in full for four dividend periods, whether consecutive or not, the holders of the Series B Preferred Stock, acting as a class with any other of the Company’s securities having similar voting rights, will have the right to elect two directors to the Company’s Board of Directors.  The terms of office of these directors will end when the Company has paid or set aside for payment full semi-annually dividends for four consecutive dividend periods.

Each share of the Series B Preferred Stock may be converted at any time at the option of the holder into shares of the Company’s common stock.  The number of shares of common stock into which each share of the Series B Preferred Stock is convertible is the $5,000 liquidation preference per share divided by the Conversion Price of $21.94.  The Conversion Price is subject to adjustment from time to time pursuant to the terms of the Certificate of Designations.  If at the time of conversion, there are any authorized, declared and unpaid dividends with respect to a converted share of Series B Preferred Stock, the holder will receive cash in lieu of the dividends, and a holder will receive cash in lieu of fractional shares of common stock following conversion.

After five years, the Company may, at its option but subject to the Company’s receipt of any required prior approvals from the Board of Governors of the Federal Reserve System or any other regulatory authority, redeem the Series B Preferred Stock.  Any redemption will be in exchange for cash in the amount of $5,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends.

The Company also has the right at any time on or after the fifth anniversary of the original issuance date of the Series B Preferred Stock to require the conversion of all (but not less than all) of the Series B Preferred Stock into shares of common stock if, on the date notice of mandatory conversion is given to holders, the book value of the Company’s common stock equals or exceeds 115% of the book value of the Company’s common stock at September 30, 2008.  “Book value of the Company’s common stock” at any date means the result of dividing the Company’s total common stockholders’ equity at that date, determined in accordance with U.S. generally accepted accounting principles, by the number of shares of common stock then outstanding, net of any shares held in the treasury.  The book value of the Company’s common stock at September 30, 2008 was $13.03, and 115% of this amount is approximately $14.98.

The Company also entered into a Registration Rights Agreement with each of the Investors to whom it has issued the Series B Preferred Stock.  Under the Registration Rights Agreement, each Investor has the right to exercise certain limited “piggyback” registration rights with respect to the shares of common stock into which the Series B Preferred Stock is convertible.  If the Company proposes to register any of its common stock for sale under the Securities Act of 1933 and the applicable registration form may be used for the registration of a public offering, the Company will give prompt written notice to all holders of the Series B Preferred Stock or common stock converted from the Series B Preferred Stock of its intention to effect the registration and will include in the registration all common stock converted from the Series B Preferred Stock with respect to which the Company has received written requests for inclusion within 20 days after receipt of the Company’s notice.  A copy of the form of Registration Rights Agreement between the Company and each Investor is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

This description is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 4.1 and the Form of Registration Rights Agreement attached hereto as Exhibit 4.2.

Item 3.03.                      Material Modification to Rights of Security Holders.

The holders of the Series B Preferred Stock have preferential dividend and liquidation rights over the holders of the Company’s common stock.  The applicable terms and preferences attached to the Series B Preferred Stock are more fully described in Item 3.02 above, and are contained in the Certificate of Designations attached hereto as Exhibit 4.1.  This description is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 4.1.

Item 5.03.                      Amendment to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On February 11, 2009, the Company filed a Certificate of Designation, Preferences and Rights to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, setting forth the terms of the Series B Preferred Stock.  The applicable terms and preferences attached to the Series B Preferred Stock are more fully described in Item 3.02 above, and are contained in the Certificate of Designations. This description is qualified in its entirety by reference to the copy of the Certificate of Designations, which is attached hereto as Exhibit 4.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

4.1	Certificate of Designation, Preferences and Rights of Series B 9% Non-Cumulative Perpetual Convertible Preferred Stock of First Mid-Illinois Bancshares, Inc.

4.2	Form of Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated:  February 11, 2009                                                                    /s/ William S. Rowland

William S. Rowland
President and Chief Executive Officer

EXHIBIT INDEX

4.1	Certificate of Designation, Preferences and Rights of Series B 9% Non-Cumulative Perpetual Convertible Preferred Stock of First Mid-Illinois Bancshares, Inc.
4.2	Form of Registration Rights Agreement